CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 (this "Registration Statement") of HIVE Digital Technologies Ltd. (the "Company") of our report dated June 24, 2024 relating to the consolidated financial statements of the Company for the fiscal years ended March 31, 2024 and 2023, which appears as Exhibit 99.2 to the Company's Annual Report on Form 40-F for the year ended March 31, 2024.

We also consent to reference to us under the heading "Interests of Experts," which appears in the Annual Information Form filed as Exhibit 99.1 to the Company's Annual Report on Form 40-F for the year ended March 31, 2024,  and the Amended Annual Information Form, which was filed as Exhibit 99.1 to the Company's Amendment No. 1 to its Annual Report on Form 40-F/A, which are incorporated by reference in such Registration Statement.

Vancouver, Canada	/s/ DAVIDSON & COMPANY LLP
September 27, 2024	Chartered Professional Accountants